Exhibit 32.1

CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Cynapsus Therapeutics Inc. (the “Company”) for the period ended June 30, 2016 (the “Report”), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1.         the Report fully complies with the requirements of Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended; and

2.         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2016	By:	/s/ Anthony Giovinazzo
Anthony Giovinazzo
President and Chief Executive Officer
(principal executive officer)

Dated: August 10, 2016	By:	/s/ Andrew Williams
Andrew Williams
Chief Operating Officer and Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.